UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2013

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2013, the Board of Directors (the "Board") of CTI Group (Holdings) Inc. (the "Company") approved a form of indemnification agreement for directors (the "Director Indemnification Agreement") and a form of indemnification agreement for officers (the "Officer Indemnification Agreement," together with the Director Indemnification Agreement, the "Indemnification Agreements") in substantially identical form. On July 16, 2013, the Company entered into Director Indemnification Agreements with the following directors: John Birbeck, Bengt Dahl, Harold D. Garrison, Thomas W. Grein, Salah N. Osseiran and Michael J. Reinarts, and an Officer Indemnification Agreement with Manfred Hanuschek. The Indemnification Agreements are based on a determination by the Board that it is in the best interests of the Company and its stockholders that the Company facilitate its ability to attract and retain highly competent individuals to serve as directors and officers by contractually obligating itself to indemnify, and to advance expenses on behalf of, directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware ("DGCL") so that directors and officers will serve or continue to serve the Company free from undue concern that they will not be indemnified. The Company anticipates that it will enter into substantially similar Indemnification Agreements with any new directors or executive officers.
The Indemnification Agreements generally provide, among other things, for mandatory indemnification of the director or officer (the "Indemnitee") to the fullest extent authorized by the DGCL against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any proceeding in which the Indemnitee is involved because the Indemnitee is or was a director or officer, as applicable, of the Company, by reason of any action taken by him (or a failure to take action by him) or of any action (or failure to act) on his part while acting pursuant to his status as a director or officer, as applicable, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Subject to certain limitations, the Indemnification Agreements provide for the advancement of expenses incurred by the Indemnitee in connection with any proceeding not initiated by the Indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.
The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.
The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Indemnification Agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Director Indemnification Agreement
10.2 Form of Officer Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

July 16, 2013	By:	/s/ Manfred Hanuschek

Name: Manfred Hanuschek
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Director Indemnification Agreement
10.2	Form of Officer Indemnification Agreement